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                                                                    EXHIBIT 3.27

           AMENDMENTS TO BY-LAWS OF METROPOLITAN VISION SERVICES, INC.
                                Effective 1/13/93


         By Written Consent in Lieu of Special Meeting, on January 23, 1993 the Stockholder and Director unanimously amended the By-Laws pursuant to the following Resolutions:

                  RESOLVED that ARTICLE II Section 2 of the By-Laws is deleted in its entirety and the following substituted in its place:

                           Section 2. The annual meeting of the Shareholders of
                  the Corporation shall be held on the first Monday in December in each year. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

                  FURTHER RESOLVED that ARTICLE IX, Section I is deleted in its entirety and the following substituted in its place:

                           Section 1. Officers of the Corporation shall be
                  chosen by the Board of Directors and shall be a Chief Executive Officer, a President (who shall also be the Chief Operating Officer, a Vice President, a Secretary, a Treasurer (who shall also be the Chief Financial Officer) and an Assistant Secretary.

                  FURTHER RESOLVED that ARTICLE IX, Section 6 is deleted in its entirety and the following substituted in its place:

                          THE CHIEF EXECUTIVE OFFICER

                           Section 6. The Chief Executive Officer, if one shall
                  have been elected, shall be a member of the Board of Directors, an officer of the Corporation, and, if present, shall preside at each meeting of the Shareholders or the Board of Directors. The Chief Executive Officer shall advise and counsel with the President, and in the absence of the President, shall perform such other duties as may from time to time be assigned by the Board of Directors.

                  FURTHER RESOLVED that Article IX, Section 7 is deleted in its entirety and the following substituted in its place:
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                                  THE PRESIDENT

                           Section 7. The President shall, in the absence of the
                  Chief Executive Officer, or if a Chief Executive Officer shall not have been elected, preside at each meeting of the Shareholders or Board of Directors. The President shall perform all duties incident to the office of the President and such other duties as may from time to time be assigned to him by the Board of Directors.



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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       METROPOLITAN VISION SERVICES, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be located in Alexandria, Virginia.

         Section 2. The corporation may also have offices at such other places both within and without the State of Virginia as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF SHAREHOLDERS

                  Section 1. All meetings of shareholders for the election of directors shall be held in Virginia, at such place as may be fixed from time to time by the board of directors.

                  Section 2. Annual meetings of shareholders, commencing with the year 1993, shall be held on the first Monday in March if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10 A.M., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president,
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the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

                  Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Virginia as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board of directors, the president, or the board of directors.

                  Section 3. Written or printed notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  Notice of a shareholders' meeting to act on an amendment of the articles of incorporation, on a plan of merger or share exchange, on a proposed sale of assets other than in the regular course of business, or on a plan of dissolution shall be given, in the manner provided herein, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment, plan of merger, or share exchange, or plan of proposed sale of assets.

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                  Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV
                           QUORUM AND VOTING OF SHARES

                  Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by law or the articles of incorporation.

                  Section 3. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the articles of incorporation or law provide otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

                  In all elections for directors, each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected, or if the articles of

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incorporation so provide, to cumulate their votes and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

                  Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V
                                    DIRECTORS

                  Section 1. The number of directors shall be one. Directors need not be residents of the State of Virginia nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

                                    ARTICLE V
                                    DIRECTORS

                  Section 1. The number of directors shall be not less than one nor more than four. The number of directors may be fixed or changed within the minimum or maximum by the shareholders or by the board of directors, unless shares have been issued in which case only the shareholders may change the range or switch to a fixed size board. Directors need not be residents of the State of Virginia nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the

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shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

                  Section 2. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of the directors remaining in office.

                  Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

                  Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Virginia, at such place or places as they may from time to time determine.

                  Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.


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                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Virginia.

                  Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

                  Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

                  Section 4. Special meetings of the board of directors may be called by the president on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

                  Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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                  Section 6. One of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7. Any action required or permitted to be taken without a meeting of the directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each director entitled to vote with respect to the subject matter thereof and included in the minutes or filed with the corporate records reflecting the action taken.

                                   ARTICLE VII
                             COMMITTEES OF DIRECTORS

                  Section 1. A majority of the number of directors fixed by the bylaws or otherwise, may create one or more committees and appoint members of the board to serve on the committee or committees. To the extent provided by the board of directors or articles of incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Each committee shall have two or more members who serve at the pleasure of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

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                                  ARTICLE VIII
                                     NOTICES

                  Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United State mail. Notice to directors may also be given by telegram.

                  Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX
                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

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                  Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president and one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

                  Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                  Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be

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otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

                  Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability

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of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or

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disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X
                             CERTIFICATES FOR SHARES

                  Section 1. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

                  In addition to the above officers the treasurer or an assistant treasurer may sign in lieu of the secretary or an assistant secretary.

                  When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of each certificate, or each certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue different series within a class, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

                  Section 2. The signatures of the officers upon a certificate may be facsimiles, unless otherwise provided in the articles of incorporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such

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officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

                  Section 3. The board of directors may direct a new certificate or uncertificated security to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate or uncertificated security, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

                  Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than seventy days. If no

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record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             REGISTERED SHAREHOLDERS

                  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Virginia.

                              LIST OF SHAREHOLDERS

                  Section 7. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged by voting group and within each voting group by class or series of shares, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal business office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept

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open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book or to vote at any meeting of the shareholders.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                                    DIVIDENDS

                  Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in money or other property subject to any provisions of the articles of incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                  Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


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                                   FISCAL YEAR

                  Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 5. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Virginia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII
                                   AMENDMENTS

                  Section 1. These bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the articles of incorporation or law reserve this power to the shareholders.


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                           WRITTEN CONSENT IN LIEU OF
                              JOINT ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                                       AND
                               BOARD OF DIRECTORS
                                       OF
                       METROPOLITAN VISION SERVICES, INC.
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

         The undersigned, being the sole Stockholder and the entire Board of Directors of METROPOLITAN VISION SERVICES, INC., a Virginia corporation (hereinafter referred to as the "Corporation"), in accordance with Sections 13.1-657 and 13.1-685 of the Code of Virginia of 1950, as amended, respectively, do hereby take the actions set forth below, which will be effective as of December 4, 1995 or such earlier date if provided for below, and to evidence their waiver of any right to dissent from such actions, hereby consent as follows:

         WHEREAS THE SAMIT GROUP, INC., being the sole Stockholder of the Corporation, has agreed to ratify and confirm expenditures for the ensuing year and to take the necessary action to file with the State Corporation Commission of Virginia and the Treasurer of Virginia such forms as may be necessary to continue the Corporation in business for the ensuing year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the Secretary of the Corporation take the necessary action to file with the State Corporation Commission such forms as may be necessary for the accomplishment of the Corporation's business for the ensuing year.

                  FURTHER RESOLVED that the Corporation take the necessary action to expend the necessary corporate funds for payment to the Treasurer of Virginia such funds as may be necessary to continue the Corporation's business for the ensuing year.

         WHEREAS the Stockholder has agreed to the election of Directors for the Corporation for the coming year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that, for the ensuing year, the following members of the Board of Directors be elected:

                  Robert A. Samit, O.D.

         WHEREAS Robert A. Samit, O.D., constituting the entire Board of Directors of the Corporation, has agreed to a slate of officers recommended for the coming year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the officers of the Corporation for the ensuing year, to serve until their successors are appointed, will be:

                  Chief Executive Officer            -     Robert A. Samit, O.D.
                  President                          -     Robert Brodney
                  Vice President                     -     Gregory A. Barford
                  Secretary/Treasurer                -     Gregory A. Barford

                  FURTHER RESOLVED that the officers take the necessary action to file with the State Corporation Commission and the Treasurer of Virginia any and all forms, and pay any and all corporate fees and taxes that may be due to continue the Corporation for the ensuing year.

         WHEREAS the Corporation has in the past and will continue in the future to seek expansion;

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the Corporation retain all earnings and pay no dividends in order to assure that it has adequate capital in order to continue to expand. WHEREAS The Samit Group, Inc. is providing management services to the

Corporation;

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the Corporation shall have charged against it, and shall accrue as a liability, a management fee owed to The Samit Group, Inc. for 1996 amounting to a

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
         fixed fee of $50,000.00, plus a variable fee based on the net loss before taxes of The Samit Group, Inc. minus the fixed fee on 1 times the percentage of the Corporation's revenue to the total revenue of all of the entities to which The Samit Group, Inc. is providing management services (Dr. Samit's Hour Eyes Optometrist, P.C., Hour Eyes, Inc., Skylab Optical, Inc. and Metropolitan Vision Services, Inc.) for the services provided by The Samit Group, Inc. as listed on the attached Schedule A.

                  FURTHER RESOLVED that at the end of the fiscal year, the Chief Financial Officer shall calculate the amount of the management fee due and provide a summary of the balance owed between the entities.

         WHEREAS the Directors agreed to all of the other acts and actions taken by the officers and Directors of the Corporation for the preceding year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that all of the other acts and actions of the officers and Directors of this Corporation are hereby ratified, confirmed and approved.

         Each Stockholder and Director, by signing this consent, waives notice of the time, place and purpose of the Annual Meeting of the Stockholders and Board of Directors and agrees to the transaction of the business of the Annual Meeting by unanimous written consent of the Stockholders and Directors in lieu of such Annual Meeting. This written consent may be executed in two or more counterparts.
                                                  APPROVED:

                                                  THE SAMIT GROUP, INC.
                                                  Stockholder

                                                  By:


                                                  /s/ Robert A. Samit
                                                  -------------------


                                                  /s/ Robert A. Samit
                                                  -------------------
                                                  Robert A. Samit, O.D. Director

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                                   SCHEDULE A

                   SERVICES PROVIDED BY THE SAMIT GROUP, INC.
                         TO SUBSIDIARIES AND AFFILIATES


1. Hire, manage and terminate staff.
   A.       All staff employed through The Samit Group, Inc.

2. The custody function of receiving cash, checks and credit card payments and designating the bank accounts to be used to deposit funds.

3. Selecting vendors to provide products and services for each location, negotiating various contracts in the corporation's or management company's name.

4. Payment of all vendors and staff.

5. Determine and implement advertising and promotions.

6. Determine and implement how each store is operated, including but not limited to store hours, products sold, insurance plans accepted, pricing of products and services and services provided.

7. Borrow money on behalf of the corporation in the name of the corporation or in the name of the management company.

8. Provide management reports, including financial statements.

9. Prepare any and all local, state and federal tax returns.

                           WRITTEN CONSENT IN LIEU OF
                              JOINT ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                                       AND
                               BOARD OF DIRECTORS
                                       OF
                       METROPOLITAN VISION SERVICES, INC.

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996
                       -----------------------------------


         The undersigned, being the sole Stockholder and the entire Board of Directors of METROPOLITAN VISION SERVICES, INC., a Virginia corporation (hereinafter referred to as the "Corporation"), in accordance with Section 13.1-657 and Section 13.1-685 of the Code of Virginia of 1950, as amended, respectively, do hereby take the actions set forth below, and to evidence their waiver of any right to dissent from such actions, hereby consent as follows:

         WHEREAS THE SAMIT GROUP, INC., being the sole Stockholder of the Corporation, has agreed to ratify and confirm expenditures for the ensuing year and to take the necessary action to file with the State Corporation Commission of Virginia and the Treasurer of Virginia such forms as may be necessary to continue the Corporation in business for the ensuing year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the Secretary of the Corporation take the necessary action to file with the State Corporation Commission such forms as may be necessary for the accomplishment of the Corporation's business for the ensuing year.

                  FURTHER RESOLVED that the Corporation take the necessary action to expend the necessary corporate funds for payment to the Treasurer of Virginia such funds as may be necessary to continue the Corporation's business for the ensuing year. WHEREAS the Stockholder has agreed to the election of Directors for the Corporation for the coming year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that, for the ensuing year, the following members of the Board of Directors be elected:

                  Robert A. Samit, O.D.

         WHEREAS Robert A. Samit, O.D., constituting the entire Board of Directors of the Corporation, has agreed to a slate of officers recommended for the coming year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the officers of the Corporation for the ensuing year, to serve until their successors are appointed, will be:

              Chief Executive Office             -        Robert A. Samit, O.D.
              President                          -        Robert Brodney
              Vice President                     -        Gregory A. Barford
              Secretary/Treasurer                -        Gregory A. Barford

                  FURTHER RESOLVED that the officers take the necessary action to file with the State Corporation Commission and the Treasurer of Virginia any and all forms, and pay any and all corporate fees and taxes that may be due to continue the Corporation for the ensuing year.

                  WHEREAS the Corporation has in the past and will continue in the future to seek expansion;

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the Corporation retain all earnings and pay no dividends in order to assure that it has adequate capital in order to continue to expand.

         WHEREAS The Samit Group, Inc. is providing management services to the Corporation;

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the Corporation shall have charged against it, and shall accrue as a liability, a management fee owed to The Samit Group, Inc. for 1997 amounting to a fixed fee of $50,000.00, plus a variable fee based on the net loss before taxes of The Samit Group, Inc. minus the fixed fee on 1 times the percentage of the Corporation's revenue to the total revenue of all of the entities to which The Samit Group, Inc. is providing management services (Dr. Samit's Hour Eyes Optometrist, P.C., Hour Eyes, Inc., Skylab Optical, Inc. and Metropolitan Vision Services, Inc.) for the services provided by The Samit Group, Inc. as listed on the attached Schedule A.

                  FURTHER RESOLVED that at the end of the fiscal year, the Chief Financial Officer shall calculate the amount of the management fee due and provide a summary of the balance owed between the entities.

         WHEREAS the Board of Directors has determined the useful life of certain assets of the corporation;

         NOW, THEREFORE, be it unanimously

                  RESOLVED that the useful life of leasehold improvements is determined to be ten (10) years; of furniture and fixtures, seven (7) years; of automobiles, five (5) years; of patient records, six (6) years; and of good will, twenty (20) years.

         WHEREAS the Board of Directors is requiring a review of all corporate assets to determine if any computers purchased prior to December 31, 1992 are still in the corporation's possession;

         NOW, THEREFORE, be it unanimously

                  RESOLVED that a review be made of all corporate assets to determine if any computers purchased prior to December 31, 1992 are still in the corporation's possession.

                  FURTHER RESOLVED that any items no longer in existence be written off the corporation's books.

         WHEREAS the Directors agreed to all of the other acts and actions taken by the officers and Directors of the Corporation for the preceding year.

         NOW, THEREFORE, be it unanimously

                  RESOLVED that all of the other acts and actions of the officers and Directors of this Corporation are hereby ratified, confirmed and approved.

         Each Stockholder and Director, by signing this consent, waives notice of the time, place and purpose of the Annual Meeting of the Stockholders and Board of Directors and agrees to the transaction of the business of the Annual Meeting by unanimous written consent of the Stockholders and Directors in lieu of such Annual Meeting. This written consent may be executed in two or more counterparts.

DATED: December 2, 1996

                                              APPROVED:

                                              THE SAMIT GROUP, INC.
                                              Stockholder

                                              By:

                                              /s/ Robert A. Samit
                                              ----------------------------------

                                              /s/ Robert A. Samit, O.D. Director
                                              ----------------------------------
                                              Robert A. Samit, O.D. Director

                                   SCHEDULE A

                   SERVICES PROVIDED BY THE SAMIT GROUP, INC.
                         TO SUBSIDIARIES AND AFFILIATES


1.       Hire, manage and terminate staff.
         A.       All staff employed through The Samit Group, Inc.

2. The custody function of receiving cash, checks and credit card payments and designating the bank accounts to be used to deposit funds.

3. Selecting vendors to provide products and services for each location, negotiating various contracts in the corporation's or management company's name.

4.       Payment of all vendors and staff.

5.       Determine and implement advertising and promotions.

6. Determine and implement how each store is operated, including but not limited to store hours, products sold, insurance plans accepted, pricing of products and services and services provided.

7. Borrow money on behalf of the corporation in the name of the corporation or in the name of the management company.

8.       Provide management reports, including financial statements.

9.       Prepare any and all local, state and federal tax returns.

                                   SCHEDULE B

                         FIXED MANAGEMENT FEES FOR 1997



DR. SAMIT'S HOUR EYES OPTOMETRIST, P.C.                   $250,000.00
HOUR EYES, INC.                                           $100,000.00
SKYLAB OPTICAL, INC.                                      $ 50,000.00
METROPOLITAN VISION SERVICES, INC.                        $ 50,000.00